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                                 Exhibit 10(24)

October 6, 2000


Mr. A. Max Ramras
President and CEO
RCG Capital Markets Group, Inc.
5635 E. Thomas Road
Phoenix, Arizona 85018

     Re: Engagement Agreement between RCG Capital Markets Group, Inc. ("Optionee") and AZZ incorporated ("Company"), formerly Aztec Manufacturing Co., dated February 7, 2000 (the "Engagement Agreement") and Amendment No. 1 to the Engagement Agreement dated July 12, 2000

Dear Mr. Ramras:

     This letter will serve as the second amendment to the captioned Engagement Agreement.

     As previously agreed, the exercise price of $10.13, which is applicable to a portion of the Shares covered by the Option, was derived from the market price on February 22, 2000, the date of approval of the Engagement Agreement by the Board of Directors of AZZ incorporated. The Company and Optionee agreed to pricing on that date since the Option was not effective until that date and it was necessary to price the Option on the date it became effective.

     This letter will confirm that options to purchase 17,500 Shares, which were contingent upon an increase in the average trading volume of AZZ stock, have vested with an exercise price of $10.13 per Share.

     This will also confirm the agreement of Company and Optionee that the registration of the Shares underlying the Option may be on form S-8 and that RCG has requested that such a filing be made.

     All terms in this letter which are capitalized shall have the definition for such terms contained in the Stock Option Agreement dated as of February 22, 2000 between the Company and Optionee.

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Mr. A. Max Ramras
October 6, 2000
Page 2

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     Please confirm the agreement of Optionee to the matters set forth in this letter.

                                           Yours very truly,

                                           /s/ Dana L. Perry

                                           Dana L. Perry, Vice President and CFO


Accepted:

RCG CAPITAL MARKETS GROUP, INC.



By:    /s/ A. Max Ramras
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       A. Max Ramras, President and CEO